UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2006

Date of Report (Date of earliest event reported)

WATER PIK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-15297

25-1843384

(Commission File Number)	(IRS Employer Identification No.)

23 Corporate Plaza, Suite 246

Newport Beach, CA  92660

(Address of principal executive offices, including zip code)

(949) 719-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.06.  Material Impairments.

On March 8, 2006, Water Pik Technologies, Inc. (the “Company”) completed the sale of its Canada based Olympic Pool Accessories (“Olympic”) business to a new corporation formed by Canadian Buttons Limited and The Brantley Group, Inc., for $1.9 million in cash, payable $1.5 million at closing and the balance in May and June 2006. Prior to the sale, Olympic was part of the Company’s Pool Products segment.

In connection with the sale, the Company expects to record an after-tax loss in the second fiscal quarter of approximately $7.2 million, or $.55 per diluted share, of which $7.0 million is non-cash including $3.3 million related to unamortized goodwill, $2.7 million related to net working capital, and $1.0 million related to production assets.  Total cash proceeds, net of transaction costs, including the tax benefit from the loss realizable in 2006, will be approximately $2.9 million.  The Company expects to incur $0.2 million of cash expenditures in the second and third fiscal quarters of 2006 as a result of the sale.

Item 7.01. Regulation FD Disclosure.

On March 9, 2006, Water Pik Technologies, Inc. (the “Company”) issued a news release announcing that it has completed the sale of its Canada based pool accessories business to a new corporation formed by Canadian Buttons Limited and The Brantley Group, Inc.  A copy of the news release is attached as Exhibit 99.1.

Item 8.01. Other Events.

The news release attached as Exhibit 99.1 to this report includes a statement concerning the Company’s recent announcement that it signed a definitive agreement to be acquired by Coast Acquisition Corporation.  Additional information concerning this prospective transaction is included in the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2006.  In addition, the Company filed with the SEC on February 21, 2006 and mailed to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement contains important information about the Company, the Merger and related matters.  Stockholders are urged to read the Proxy Statement carefully.

Stockholders may obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  In addition, stockholders may obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, Water Pik Technologies, Inc., 23 Corporate Plaza, Suite 246 Newport Beach, CA 92660, telephone (949) 719-3700, email corpinfo@waterpik.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information about the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended

September 30, 2005, which was filed with the SEC on December 14, 2005 and the Proxy Statement, which was filed with the SEC on February 21, 2006.  As of February 17, 2006, the record date, the Company’s directors and executive officers held and are entitled to vote, in the aggregate, 998,194 shares of its common stock, representing approximately 8.1 percent of the outstanding shares of the common stock (or 2,516,837 shares, representing approximately 18.2 percent of the outstanding shares, including shares underlying options and stock units exercisable or convertible, respectively, within 60 days of the record date).

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.            Description

99.1                         News Release dated March 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER PIK TECHNOLOGIES, INC.

Date:	March 9, 2006	By:	/s/ VICTOR C. STREUFERT
Victor C. Streufert
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                            Exhibit

99.1                                                                                                   News Release dated March 9, 2006.